BYLAWS OF GRANT HARTFORD CORPORATION

ARTICLES I.   OFFICES

Section 1.1    Business Office.

           The corporation's principal office shall be located either within or outside of Montana, the state of incorporation. The company's most current Annual Report, filed with the Montana Secretary of State, shall identify the location of the principal office. The corporation may have other offices, either within or outside of Montana. The board of directors may designate the location of these other offices. The secretary of the corporation shall maintain a copy of the records required by Section 2.15 of Article II at the principal office.

Section 1.2    Registered Office.

          The corporation's registered office shall be located within Montana. The location of the registered office may be, but need not be, identical with that of the principal office if the latter is located in Montana. The board of directors may change the address of the registered office from time to time.

ARTICLE II.   SHAREHOLDERS

Section 2.1    Annual Shareholder Meeting.

          The shareholders shall convene their annual meeting no more than five months after the close of the fiscal year of the Corporation. The shareholders will gather at the annual meeting to elect directors and to transact any other business.

          If the shareholders do not elect directors at the annual meeting, or at any continuation of the meeting after adjournment, the board of directors shall cause the shareholders to elect directors at a special shareholder meeting as soon as possible. A corporation may hold an annual meeting by telephone if the corporation has fifty or fewer shareholders and the board so authorizes.

Section 2.2    Special Shareholder Meetings.

          The president or the board of directors may call a special shareholder meeting for any purpose or purposes described in the meeting notice. If eligible shareholders request a special meeting, the president shall call one. For the purposes of this section, eligible shareholder means those shareholders who own not less than one-tenth of all of the corporation's outstanding votes that are entitled to be cast on any issue at the meeting. A corporation may hold a special meeting by phone if the corporation has fifty or fewer shareholders and the board so authorizes.

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Section 2.3    Shareholder Meetings by Conference Telephone.

          If the corporation has fifty or fewer shareholders and the board of directors so authorizes, shareholders of the corporation may participate in a shareholder meeting by means of a conference telephone or similar communications equipment, provided all persons entitled to participate in the meeting received proper notice of the telephone meeting (see section 2.5), and provided all persons participating in the meeting can hear each other at the same time. A shareholder participating in a conference telephone meeting is deemed present in person at the meeting. The chairperson of the meeting may establish reasonable rules as to conducting business at any meeting by phone.

Section 2.4    Place of Shareholder Meeting.

          Meetings of shareholders, whether annual or special, shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings. If the board of directors do not designate a meeting place, then the shareholders shall meet at the principal office of the corporation.

Section 2.5    Notice of Shareholder Meeting.

          (a) Required Notice.    At the direction of the president, the board of directors, or other persons calling the meeting, the secretary of the corporation shall deliver written notice of the shareholder meeting to each record shareholder entitled to vote at the meeting. The secretary shall also deliver written notice of the meeting to any other shareholder entitled by the Montana Business Corporation Act to receive notice of the meeting. The written notice shall state the place, day and hour of any annual or special shareholder meeting, and if the meeting is to be held by conference telephone, the notice shall indicate instructions for participating in the telephone meeting. The secretary shall deliver the notice, either personally or by mail, not less than 10 nor more than 60 days before the date of the meeting. Notice shall be deemed to be effective at the earlier of the following: (1) the date when the notice was deposited in the United States mail, if mailed postpaid and correctly addressed to the shareholder at the shareholder's address as it appears on the corporation's stock transfer book; (2) the date shown on the return receipt (if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee); (3) the date when received; or (4) the date five (5) days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address other than that shown in the corporation's current record of shareholders.

          (b) Adjourned Meeting.    If the shareholders adjourn any shareholder meeting to a different date, time, or place, the secretary need not give notice of the new date, time and place, if the new date, time, and place is announced at the meeting before adjournment. But if the board of directors fix a new record date for the adjourned meeting, or must fix one, (see section 2.7 of Article II) then the secretary must give

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notice, in accordance with the requirements of paragraph (a) of this section, to those persons who are shareholders as of the new record date.

          (c) Waiver of Notice.    A shareholder entitled to a notice may waive notice of the meeting (or any announcement required by the Act, articles of incorporation, or bylaws), by a writing signed by the shareholder. The shareholder must send the notice of waiver to the corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

          A shareholder's attendance at a meeting

(1)

Waives the shareholder's right to object to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting;

(2)

Waives the shareholder's right to object to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

          (d) Contents of Notice.    Unless Section 2.5(d), the corporation's articles, or the Montana Business Corporation Act require it, the notice of an annual shareholder meeting need not include a description of the meeting's purpose or purposes. However the notice of each special shareholder meeting shall include a description of the meeting's purpose or purposes.

          Regardless of whether the notice is of an annual or special shareholder meeting, if a purpose of the meeting is for the shareholders to consider either

(1)	A proposed amendment to the articles of incorporation (including any restated articles requiring shareholder approval);
(2)	A plan of merger or share exchange;
(3)	The sale, lease, exchange or other disposition of all, or substantially all of the corporation's property;
(4)	The dissolution of the corporation; or
(5)	The removal of a director,

then the notice must state this purpose and be accompanied, if applicable, by a copy or summary of the:

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(1)	Articles of amendment;
(2)	Plan of merger or share exchange; and
(3)	Transaction for disposition of all the corporation's property.

          If the proposed corporate action creates dissenters' rights, then the notice of the shareholder meeting must state that shareholders are, or may be, entitled to assert dissenters' rights; in addition, the notice must be accompanied by a copy of the sections of the Montana business Corporation Act governing dissenters' rights.

          If the president issues or the board of directors authorize the issuance of shares for promissory notes or for promises to render services in the future, the corporation shall report in writing to all the shareholders the number of shares issued or authorized, and the amount of consideration that the corporation received in the exchange; the secretary must send this information with or before the notice of the next shareholder meeting.

          Likewise, if the corporation indemnifies or advances expenses to a director as defined by the Montana Business Corporation Act, the secretary shall report this information in writing to all the shareholders with or before notice of the next shareholder meeting.

Section 2.6    Conduct of Shareholder Meetings.

          (a)   Conduct of Meeting.   The president, or in the president's absence, the vice-president, or in their absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as the chairperson of the meeting. The chairperson shall establish rules of the meeting that will freely facilitate debate and decision making. The secretary of the corporation shall act as the secretary of all meetings of the shareholders, but in the secretary's absence, the presiding officer may appoint any other person to act as the secretary of the meeting.

          (b)   Order of Business.   The order of business at a shareholder meeting shall be as follows:

(1)	Call to order,
(2)	Reading of prior minutes,
(3)	Report of officers,
(4)	Election of directors, if that is the purpose of the meeting,
(5)	Unfinished business,
(6)	New business, and
(7)	Adjournment.
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Section 2.7    Fixing of Record Date.

(a)

Purpose of Fixing a Record Date.   The board of directors may fix in advance a date, referred to as the record date, for the purpose of determining which shareholders of any voting group, as of a certain date, are entitled to receive notice of a shareholder meeting. The board of directors may also fix this record date for the purpose of determining which shareholders of any voting group are entitled to vote at any meeting of shareholders, or to determine which shareholders are entitled to receive payment of any distribution or dividend, or to determine which shareholders belong in a group for any other proper purpose. The record date shall not be more than 70 days prior to the d ate on which the particular action, requiring a determination of shareholders, is to be taken.

(b)

If No Record Date Is Fixed.   If the board of directors do not fix a record date for the purposes described in paragraph (a) of this section, then the record date for determination of the shareholders shall be at the close of business on one of the following:

(a)	With respect to an annual shareholder meeting or any special shareholder meeting properly called, the day before the secretary of the corporation delivers the first notice to the shareholders;
(b)	With respect to a special shareholders meeting demanded by the shareholders, the date the first shareholder signs the demand;
(c)	With respect to the payment of a share dividend, the date the board authorizes the share dividend;
(d)	With respect to actions taken without a meeting (pursuant to Article II, 2.13), the date the first shareholder signs a consent;
(e)	And with respect to a distribution to shareholders (other than one involving a repurchase or reacquisition of shares), the date the board authorizes the distribution.
(c)

Fixed Record Dates and Adjournment.   When the board of directors set a record date to determine which shareholders are entitled to vote at any shareholder meeting, as provided in this section, the determination shall apply to any adjournment; this shall be true, unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

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Section 2.8    Shareholder List.

          The officer or agent maintaining the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each shareholder meeting. The record shall include the address of and the number of shares held by each shareholder, as well as the date of issue. The shareholder list must be available for inspection by any shareholder, beginning two business days after the secretary gives notice of the meeting for which the list was prepared. The list will continue to be available throughout the meeting. The list shall be located for inspection at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting is to be held. A shareholder, the shareholder's agent, or attorney is entitled on written demand to inspect and, subject to the requirements of Section 2.15 of Article II, to copy the list during regular business hours. The shareholder shall be responsible for any reasonable inspection and copying expenses. The corporation shall maintain the shareholder list in written form or in another form capable of conversion into written form within a reasonable time.

Section 2.9    Shareholder Quorum and Voting Requirements.

          A majority of the votes entitled to be cast on the matter constitute a quorum of the shareholders for action on that matter.

          Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for that adjourned meeting.

          If a quorum exists, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Montana Business Corporation Act requires a greater number of affirmative votes.

Section 2.10    Proxies.

          At all shareholder meetings, a shareholder may vote in person, or by proxy. The shareholder or the shareholder's attorney shall make the proxy vote in writing and file it with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date it was made, unless otherwise provided in the proxy.

Section 2.11    Voting of Shares.

          Except as otherwise provided by these bylaws or the provisions of the Montana business Corporation Act, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

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          Except as provided by specific court order, no shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. Provided, however, the prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

          Redeemable shares are not entitled to vote after notice or redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

Section 2.12    Corporation's Acceptance of Votes.

          (a)   If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation if acting in good faith is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.

          (b)   If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

(1)	The shareholder is an entity as defined in the Montana Business Corporation Act and the name signed purports to be that of an officer or agent of the entity;
(2)

The name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(3)

The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(4)

The name signed purports to be to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment.

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(5)

Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

          (c)   The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

          (d)   The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

          (e)   Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.

Section 2.13    Informal Action by Shareholders.

          The shareholders may act on any matter generally required or permitted at a shareholder meeting, without actually meeting, if all shareholders entitled to vote on the subject matter sign one or more written consent(s) to the action; the shareholders must deliver the consent(s) to the corporation for inclusion in the minute book.

Section 2.14 Voting for Directors - Plurality.

          Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 2.15    Shareholder's Rights to Inspect Corporate Records.

          (a)   Minutes and Accounting Records. The corporation shall keep a permanent record of the minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors acting in place of the board and on behalf of the corporation. The corporation shall maintain appropriate accounting records.

          (b)   Absolute Inspection Rights of Records Required at Principal Office. At least five business days before the date on which the shareholder wishes to inspect and copy records, the shareholder must give the corporation written notice of the shareholder's demand to inspect. If the shareholder gives proper notice (as required by this section), the shareholder (or the shareholder's agent or attorney) has the right to inspect and copy, during regular business hours, any of the following records, all of which the corporation is required to keep at its principal office:

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(1)	Its articles or restated articles of incorporation and all amendments to them currently in effect;
(2)	Its bylaws or restated bylaws and all amendments to them currently in effect;
(3)

Resolutions adopted by its board of directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitation, if shares issued pursuant to those resolutions are outstanding;

(4)	The minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three years;
(5)	The financial statement required by the Montana Business Corporation Act to be available to shareholders for the past three years to the shareholders;
(6)	A list of the names and business addresses of its current directors and officers; and,
(7)	Its most recent annual report delivered to the Secretary of State.

          (c)   Conditional Inspection Right.

(1)

The shareholder (or shareholder's agent or attorney) may inspect and copy, during regular business hours, and at a reasonable location specified by the corporation, additional records (listed below) if the shareholder meets the following criteria:

(i) The shareholder must have been a shareholder of record for at least six months preceding the demand or own at least 5% of all outstanding shares of the corporation when making the demand; and,

(ii)   The shareholder must give the corporation a written demand to inspect made in good faith and for proper purpose at least five business days before the date on which the shareholder wishes to inspect and copy; and

(iii)   The shareholder must describe with reasonable particularity: (a) the shareholder's purpose and (b) the records that the shareholder desires to inspect; and meet the corporation's approval (which shall not be unreasonably withheld) that the records are directly connected with the shareholder's proper purpose.

(2)	If the shareholder meets the above criteria, the shareholder may inspect and copy:
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(i)   Excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors acting on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders without a meeting, to the extent not subject to inspection under paragraph (a) of this section;

(ii) Accounting records of the corporation; and
(iii) The record of shareholders (compiled no earlier than the date of the shareholder's demand).

          (d)  Copy Costs.   The right to copy includes, if reasonable, the right to photocopy, or copy by other reasonable means. The corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

          (e)  Shareholder Includes Beneficial Owner.   For purposes of section 2.15, the term "shareholder" shall include a beneficial owner whose shares are held in a voting trust or by a nominee on the shareholder's behalf.

ARTICLE III. BOARD OF DIRECTORS

Section 3.1 General Powers.

          All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the board of directors.

Section 3.2 Number, Tenure, and Qualifications of Directors.

          The number of directors of the corporation shall be five, unless and until otherwise determined by vote of a majority of the entire Board of Directors or of the shareholders. Each director shall hold office until the next annual shareholder meeting or until the director dies, resigns or is removed. However, if the director's term expires, the director shall continue to serve until the shareholders have elected and qualified a successor or until there is a decrease in the number of directors. Directors need not be residents of Montana or shareholders of the corporation.

Section 3.3 Regular Meetings of the Board of Directors.

          The board of directors shall hold a regular meeting immediately after, and at the same place as, the annual shareholder meeting. No notice of the meeting other than this bylaw is required. The board of directors may provide, by resolution, the date, time and place of additional regular meetings. Regular board of director meetings may be held by conference telephone, if convened in accordance with section 3.5.

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Section 3.4 Special Meetings of the Board of Directors.

          The president or any one director may call or request special meetings of the board of directors at such time and place as set forth in the notice of such meeting. Special board of director meetings may be held by conference telephone, if convened in accordance with Section 3.5.

Section 3.5 Board of Director Meetings by Conference Telephone.

          The board of directors or any designated committee of the corporation may participate in a board or committee meeting by means of a conference telephone or similar communications equipment, provided all persons entitled to participate in the meeting received proper notice of the telephone meeting (see section 3.6), and provided all persons participating in a conference telephone meeting are deemed present in person at the meeting. The chairperson of the meeting may establish reasonable rules as to conducting the meeting by phone.

Section 3.6 Notice of, and Waiver of Notice for, Special Director Meetings.

          (a)  Notice.   The corporation's secretary shall give written notice of any special director meeting at lest two days before the meeting. The notice shall include the meeting place, day and hour. Generally regular meetings do not require notice other than the notice provided by section 3.3; however, if the meeting is to be held by conference telephone, (regardless of whether it is regular or special), the secretary must provide instructions for participating in the telephone meeting. If mailed, notice of any director meeting shall be deemed to be effective at the earlier of: (1) when received; (2) five days after deposited in the United States mail, addressed to the director's business office, with postage prepaid; or (3) the date shown on the return receipt (if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director).

          (b)  Waiver of Notice.  Any director may waive notice of any meeting. The waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records.

          A director's attendance at a meeting waives the director's right to object to lack of notice or defective notice of the meeting; this shall be true unless the director, at the beginning of the meeting (or promptly upon arrival), objects to holding the meeting or transacting business at the meeting, and does not vote for or assent to action taken at the meeting.

          Neither the secretary nor director needs to specify in the notice or waiver of notice the business to be transacted at, or the purpose of, any special board meeting.

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Section 3.7 Director Quorum.

          A majority of the number of directors shall constitute a quorum for the transaction of business at any board of director meeting, unless the articles require a greater number.

Section 3.8 Directors, Manner of Acting.

          The act of a majority of the directors present at a meeting at which a quorum is present (when the vote is taken) shall be the act of the board of directors.

          The corporation shall deem a director to have assented to the action taken if the director is present at a meeting of the board or a committee of the board unless: (1) the director objects at the beginning of the meeting (or promptly upon arrival) to holding it or transacting business at the meeting; or (2) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) the director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 3.9 Conduct of Board of Director Meetings.

          Unless the corporation has an elected Chairman of the Board, who shall so act, the president, or in the president's absence, the vice-president, or in their absence, any person chosen by the directors present shall call the meeting of the directors to order and shall act as the chairperson of the meeting. The chairperson shall preside over the meeting and establish rules of the meeting that will freely facilitate debate and decision making. The chairperson will indicate who may speak when and when a vote will be taken. The secretary of the corporation shall act as the secretary of all meetings of the directors, but in the secretary's absence, the presiding officer may appoint any other person to act as the secretary of the meeting.

Section 3.10 Mediation, Arbitration if Board Deadlocked.

          (a)  General.    If the board of directors is equally divided on any aspect of the management of the property, business and affairs of the corporation, or corporation transactions, or if the board is equally divided on any question, dispute, or controversy, and the deadlock is preventing action or non-action by the board, then the board shall submit the deadlock to mediation in accordance with section 3.10(b). If the directors are unable to resolve the deadlock through mediation, the directors agree to submit the dispute to binding arbitration in accordance with section 3.10(c).

          (b)  Mediation.    If the board of directors is unable to resolve the deadlock itself, upon written request of any one director, the directors agree to submit the dispute to mediation and the following guidelines shall apply:

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(1)

The directors agree to have the dispute mediated by a mutually agreeable mediator; provided, however, that if a mediator cannot be agreed upon, the matter shall proceed to arbitration in accordance with Section 3.10(c).

(2)	The directors agree to follow the mediation procedure selected by the mediator.
(3)	Mediation shall terminate upon the written request of the mediator or thirty percent of the directors.

          (c)  Arbitration.   If the board of directors are unable to resolve the deadlock through mediation, upon written request of thirty percent of the directors, the directors agree to submit the deadlock to binding arbitration in the following manner:

(1)

At a duly held board meeting, directors shall submit written requests for an arbitrator, the board shall then vote on which arbitrator to select. If the majority of board members agree on a single arbitrator, then the board shall contact that individual with a request for arbitration. If a majority of the board members can not agree on a single arbitrator, then the board shall select two arbitrators, each director having, in the selection, a number of votes equal to the number of directors under a system of cumulative voting; after the members appoint two arbitrators, those two arbitrators shall select a third arbitrator to be the professional who actually arbitrates for the board. If the initial two arbitrators are unable to agree within 15 days upon a third arbitrator, the Panels of Arbitrators of the American Arbitration Association shall appoint the third arbitrator and do so in accordance with it rules then in effect.

(2)

The arbitrator shall determine, decide on and help resolve the matters that are equally dividing the board of directors. The arbitrator's scope of responsibility will be to decide on matters including (but not limited to) whether the subject before the board is a property subject for action by the board; the arbitrator may decide whether matters have been properly submitted to the board for decision, whether, the board is actually divided, and whether this section and the arbitration provisions provided here were properly invoked by the board or applicable. The arbitrator may act until all questions, disputes and controversies are determined, adjudged, and resolved.

(3)	The arbitrator shall conduct the arbitration proceedings in accordance with the rules of the American Arbitration Association, then in effect, except where these bylaws make a special provision.
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(4)

The arbitrator's decision shall be conclusive and binding upon the board of directors, the corporation and the parties on all matters that the board submits to the arbitrator. The arbitrator's decision shall be the equivalent of a resolution unanimously passed by the full board at an organized meeting. The board of directors or the shareholders may not revoke, amend or overrule the decision, except by a majority action of either body. The arbitrator's decision shall be filed with the secretary of the corporation; and the arbitrator may enter judgment on the decision in the highest court of the forum having jurisdiction.

Section 3.11    Director Action Without a Meeting.

          The directors may act on any matter generally required or permitted at a board meeting, without actually meeting, if: all the directors take the action, each one signs written consent describing the action taken, and the directors file all the consents with the records of the corporation. Action taken by consents is effective when the last director signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a meeting vote and may be referred to as a meeting vote in any document.

Section 3.12  7nbsp;7nbsp;Removal of Directors.

          The shareholders may remove one or more directors at a meeting called for that purpose if the secretary has given notice to all shareholders entitled to vote. The removal may be with or without cause. If less than the entire board is to be removed, a director may not be removed if (a) the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal, or (b) the number of votes cast for removal is less than two-thirds of the number of votes entitled to vote. The entire board of directors may be removed only by a vote of a majority of the shares entitled to vote.

Section 3.13   Board of Director Vacancies.

          If a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, the remaining directors, by majority vote, may fill the vacancy until the next annual shareholders' meeting, at which time the position shall be filled by vote of the shareholders for the unexpired term of the departed director, or, if applicable, the new term applicable to that position. If the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

Section 3.14    Director Committees.

          (a)  Creation of Committees.   The board of directors may create one or more committees and appoint members of the board to serve on them. Each committee must have two or more members, who serve at the pleasure of the board of directors.

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          (b)  Selection of Members.   To create a committee and appoint members to it, the board must acquire approval by the greater of (1) a majority of all the directors in office when the action is taken, or (2) the number of directors required by the articles of incorporation to take action, (or if not specified in the articles, the numbers required by Section 3.8 of Article III to take action).

          (c)  Required Procedures.    Sections 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, and 3.9, of this Article III, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements, and conduct of the board of directors, apply to committees and their members. The committees are subject to all the procedural rules governing the operation of the board itself.

          (d)  Authority.    Unless limited by the articles of incorporation, each committee may exercise the specific board authority (including appointment of officers) which the board of directors confers upon the committee in the resolution creating the committee. Provided, however, a committee may not:

(1)	Authorize distributions;
(2)	Approve or propose to shareholders actions that the Montana Business Corporation Act requires to be approved by shareholders;
(3)	Fill vacancies on the board of directors or on any of its committees;
(4)	Amend the articles of incorporation pursuant to the authority of directors, as provided in the Montana Business Corporation Act;
(5)	Adopt, amend, or repeal bylaws;
(6)	Approve a plan of merger not requiring shareholder approval;
(7)	Authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or
(8)

Authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

Section 3.15 Director Compensation.

          The board of directors may agree by resolution to pay each director's expenses, if any, of attendance at each board meeting. As well, the corporation may pay directors a stated salary or a fixed sum for attendance at each board meeting or both. No payment shall preclude any director from serving the corporation in any other capacity and receiving compensation.

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ARTICLE IV. OFFICERS

Section 4.1 Number of Officers.

          The officers of the corporation shall be a president, a secretary, and a treasurer. The board of directors shall appoint each of these officers. The board may appoint other officers and assistant officers, including a vice-president, if it deems it necessary or appropriate. If the board of directors specifically authorizes an officer to appoint one or more officers or assistant officers, the officer may do so. The same individual may simultaneously hold more than one office in the corporation, except that, the President shall not also serve simultaneously as the Secretary.

Section 4.2 Appointment and Term of Office.

          The officers of the corporation shall be appointed by the board of directors for a term as determined by the board of directors. If no term is specified, they shall hold office until they resign, die, or until they are removed in a manner provided in Section 4.3 of this Article IV.

          The designation of a specified term does not grant to the officer any contract rights, and the board can remove the officer at any time prior to the termination of such term.

Section 4.3 Removal of Officers.

          The board of directors may remove any officer or agent any time, with or without cause. The removal shall be without prejudice to the contract rights, if any, of the person removed. A board's appointment of an officer or agent shall not of itself create contract rights.

Section 4.4 President.

          The president shall be the principal executive officer of the corporation. The president shall be subject to the control of the board of directors, and shall in general supervise and control all of the business and affairs of the corporation. The president shall, when present, preside at all meetings of the shareholders and of the board of directors. The president may sign and issue, with the secretary of any other officer of the corporation that the board has authorized, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other board authorized instruments; an exception will exist when the board or these bylaws expressly delegate the signing and execution to some other officer or agent of the corporation; another exception to the president's signing will exist if the law requires a certain signature other than that of the president. In general, the president shall perform all duties incident to the office of president and any other duties that the board prescribes.

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Section 4.5 The Vice-President.

          If the board of directors appoints a vice-president, the vice-president shall perform the president's duties if the president is absent, dies, is unable to act. If the vice-president acts, the vice-president shall have all presidential powers and be subject to all the restrictions upon the president. (If there is no vice-president, then the treasurer shall perform the presidential duties to sign and execute certificates for shares of the corporation that have been authorized by board resolution. The vice-president shall perform any other duties that the president or board may assign to the vice-president.

Section 4.6 The Secretary.

          The secretary shall: (a) create and maintain one or more books for the minutes of the proceedings of the shareholders and of the board of directors; (b) send or transmit all notices to be given in accordance with these bylaws or as required by law; (c) be custodian of the corporate records and of any seal of the corporation and, if there is a seal of the corporation, see that it is affixed to all authorized and executed documents; (d) when requested or required, authenticate any records of the corporation; (e) keep a current register of the post office address of each shareholder; (f) sign with the president, or a vice-president, certificates for shares of the corporation that have been authorized by board resolution; (g) have general change of the stock transfer books of the corporation; and (h) in general, perform all duties incident to the office of secretary and any other duties that the president or the board may assign to the secretary.

Section 4.7 The Treasurer.

          The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source, and deposit all moneys in the corporation's name in banks, trust companies, or other depositaries that the board shall select; and (c) in general perform all of the duties incident to the office of treasurer and any other duties that the president or board may assign to the treasurer. If required by the board of directors, the treasurer shall give a bond for the faithful performance of the treasurer's duties and as insurance against the misappropriation of funds; the bond shall be in a sum and with the surety or sureties that the board of directors shall determine.

Section 4.8 Assistant Secretaries and Assistant Treasurers.

          The assistant secretaries, when authorized by the board of directors, may sign and issue with the president or vice-president certificates for shares of the corporation that have been authorized by board resolution. The assistant treasurers, if required by the board, shall give bonds for the faithful performance of their duties and as insurance against the misappropriation of funds; the bond shall be in sums and with the sureties that the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform the duties that the secretary or treasurer, respectively, or the president or board may assign to them.

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Section 4.9 Salaries.

          The board of directors shall fix and or adjust salaries of the officers from time to time.

ARTICLE V. INDEMNIFICATION OF DIRECTORS, OFFICERS
AGENTS, AND EMPLOYEES

Section 5.1 Indemnification of Directors.

          The corporation shall indemnify any individual made a party to a proceeding because he is or was a director of the corporation, against liability incurred in the proceeding, but only if such indemnification is both (i) determined permissible and (ii) authorized, as defined in subsection (a) of this §5.1. (Such indemnification is further subject to the limitation specified in subsection (c).)

          (a)  Determination and authorization.    The corporation shall not indemnify a director under the §5.1 of Article V unless;

(1)

Determination   A determination has been made in accordance with the procedures set forth in Montana Business Corporation Act that the director met the standard of conduct set forth in subsection (b) below, and

(2)

Authorization   Payment has been authorized in accordance with the procedures set forth in the Montana Business Corporation Act based on a conclusion that the expenses are reasonable, the corporation has the financial ability to make the payment, and the financial resources of the corporation should be devoted to this use rather than some other use by the corporation.

          (b)  Standard of Conduct.   The individual shall demonstrate that:

(1)	The individual acted in good faith; and
(2)	The individual reasonably believed:
(i) In acting in an official capacity with the corporation, that the individual's conduct was in its best interests;
(ii) In all other cases, that the individual's conduct was at least not opposed to its best interests; and
(iii) In the case of any criminal proceeding, that the individual had no reasonable cause to believe that the conduct was unlawful.
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          (c)  No Indemnification Permitted in Certain Circumstances.   he corporation shall not indemnify an individual under Section 5.1 of Article V if:

(1)	The individual was adjudged liable to the corporation in a proceeding by or in the right of the corporation; or
(2)	The individual was adjudged liable in any other proceeding charging that the director improperly received personal benefit, whether or not the individual acted in an official capacity.

          (d)  Indemnification in Derivation Actions Limited.   Indemnification permitted under Section 5.1 of Article V in connection with a proceeding by the corporation or in the right of the corporation is limited to the reasonable expenses incurred in connection with the proceeding.

Section 5.2 Advance Expenses for Directors.

          The company shall pay for or reimburse, in advance of final disposition of the proceeding, the reasonable expenses incurred by a director who is a party to a proceeding if:

(a)	By following the procedures of the Montana Codes Annotated, the board of directors determined that the director met requirements (c)-(e) listed below; and
(b)	By following the procedures and standards set forth in the Montana Codes Annotated, the board of directors authorized an advance payment to a director; and
(c)	The director has furnished the corporation with a written affirmation of the director's good faith belief that the director has met the standard of conduct described in Section 5.1 of Article V; and
(d)

The director has provided the corporation with a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct; the director's undertaking must be an unlimited general obligation, but need not be secured, and the corporation may accept the undertaking without reference to financial ability to make repayment; and

(e)	The board of directors determines that the facts then known to it would not preclude indemnification under Section 5.1 of this Article V or the Montana Business Corporation Act.
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Section 5.3 Indemnification of Officers, Agents and Employees Who Are Not Directors.

          The board of directors, by board resolution, may elect to indemnify and advance expenses to any officer, employee, or agent of the corporation, who is not a director of the corporation, to any extent consistent with public policy.

Section 5.4 Mandatory Indemnification.

          Notwithstanding any other provisions of these bylaws, the corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she is or was director or officer of the corporation against reasonable expenses incurred by the directors in connection with the proceeding.

ARTICLES VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 6.1 Certificates for Shares.

          (a)  Content.   Certificates representing shares of the corporation shall at minimum, state on their face: (a) the name of the issuing corporation; (b) that the corporation is formed under the laws of Montana; (c) the name of the person to whom issued; and (d) the number and class of shares and the designation of the series, if any, that the certificate represents. The board of directors shall determine the exact form of the certificate. The president or vice-president and the secretary or assistant secretary shall sign the certificates (either manually or by facsimile) and may seal them with a corporate seal or a facsimile. The secretary shall consecutively number or otherwise identify each certificate for shares.

          (b)  Shareholder List.   The secretary shall maintain a shareholder list in the corporation's stock transfer books. The list shall include: the name and address of the person to whom the shares represented are issued, the number of shares and date of issue.

          (c)  Transferring Shares.    The secretary of the corporation shall cancel all certificates that an individual surrenders to the corporation for transfer. The president and secretary shall only issue a new certificate for a like number of shares when an individual surrenders and cancels the former certificate; one exception to this exists; in case of a lost, destroyed, or mutilated certificate, the corporation may issue a new one upon the terms and indemnity to the corporation as the board of directors may prescribe.

Section 6.2 Registration of the Transfer of Shares.

          The corporation shall register the transfer of shares of the corporation only on the corporation's stock transfer books. To register a transfer, the record owner and

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appropriate persons shall properly endorse the shares and then the record owner shall surrender the shares to the corporation for cancellation. Unless the corporation has established a procedure by which it recognizes a beneficial owner of shares held by a nominee as the owner, the corporation shall deem the person in whose name shares stand on the books of the corporation to be the owner for all purposes.

Section 6.3 Restrictions on Transfer

          The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.

Section 6.4 Stock Regulations.

          The board of directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Montana as it may deem expedient concerning lost stock certificates, the issue, transfer and registration of certificates representing shares of the corporation.

ARTICLE VII. CONTRACTS, LOANS, CHECKS AND DEPOSITS;
SPECIAL CORPORATE ACTS

Section 7.1 Contracts.

          The board of directors may authorize any officer(s) or agent(s) to enter into any contract or to execute or deliver any instrument in the name of and on behalf of the corporation. The authorization may be general or specific. In the absence of another designation, the president and the secretary shall make all corporate deeds, mortgages and instruments of assignment or pledge.

Section 7.2 Loans.

          The corporation shall not allow anyone to contract on behalf of it for indebtedness for borrowed money unless the board of directors authorizes such a contract by resolution. The corporation shall not allow anyone to issue evidence of the corporation's indebtedness unless the board of directors authorizes the issuance by resolution. The authorization may be general or specific.

Section 7.3 Checks, Drafts, etc.

          The board of directors shall authorize by resolution which officer(s) or agent(s) may sign and issue all corporation checks, drafts or other orders for payment of money, and notes or other evidence of indebtedness. The board of directors shall also determine by resolution the manner in which these documents will be signed and issued.

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Section 7.4 Deposits.

          The treasurer of the corporation shall deposit all funds of the corporation, that are not being used, in banks and other depositories; the board of directors shall authorize by board resolution the exact location of the banks and depositories.

Section 7.5 Voting of Securities Owned by this Corporation.

          Subject to the specific directions of the board of directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the President of this corporation who may be present, and (b) whenever, in the judgment of the President, or in the President's absence, of the Vice-President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the President or Vice-President of this corporation, without necessity of any authorization by the board of directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

ARTICLE VIII. CORPORATE SEAL

Section 8.1 Corporate Seal.

          The board of directors may provide a corporate seal. The seal may be circular in form and be inscribed with any designation including the corporation's name, Montana as the state of incorporation, and the words "Corporate Seal".

ARTICLE IX. EMERGENCY BYLAWS

§9.1 Emergency Bylaws.

          Unless the articles of incorporation provide otherwise, the following provisions of this Article IX, §9.1 "Emergency Bylaws" shall be effective during an emergency which is defined as when a quorum of the corporation's directors cannot be readily assembled because of some catastrophic event.

          During such emergency:

(a)

Notice of Board Meetings.   Any one member of the board of directors or any one of the following officers: president, any vice-president, secretary, or treasurer, may call a meeting of the board of directors. Notice of such meeting need to be given only to those directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio. Such notice shall be given at least six hours prior to commencement of the meeting.

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(b)

Temporary Directors and Quorum.   One or more officers of the corporation present at the emergency board meeting, as is necessary to achieve a quorum, shall be considered to be directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum (as determined by Article III, §3.6) of the directors are present (including any officers who are to serve as directors for the meeting), those directors present (including the officers serving as directors) shall constitute a quorum.

(c)	Actions Permitted to be Taken. The board as constituted in paragraph (b), and after notice as set forth in paragraph (a) may:
(1) Officers' Powers. Prescribe emergency powers to any officer of the corporation;
(2) Delegation of Any Power. Delegate to any officer or director, any of the powers of directors;
(3) Lines of Succession. Designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;
(4) Relocate Principal Place of Business. Relocate the principal place of business, or designate successive or simultaneous principal places of business;
(5) All Other Action. 7nbsp; Take any other action, convenient, helpful, or necessary to carry on the business of the corporation.

ARTICLE X. AMENDMENTS

§10.1 Amendments.

          The corporation's board of directors may amend or repeal the corporation's bylaws unless:

(1)	The articles of incorporation or the Montana Business Corporation Act reserve this power exclusively to the shareholders in whole or part; or
(2)	The shareholders in adopting, amending, or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw; or
(3)	The bylaw adopts or amends the quorum or voting requirement for the shareholders.
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          In the case described in subsections one, two and three hereof, the shareholders must approve of the amendment or repeal. The adoption or amendment described in subsection three hereof must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

          The corporation's shareholders may amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed by its board of directors.

          The undersigned certify the foregoing By-Laws have been adopted as the first By-Laws of the Corporation, in accordance with the requirements of the Corporation law.

Dated this 20th day of March, 2007.

______________________________________
Secretary

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